UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2026, Inseego Corp. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). Of the 16,240,613 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 11,532,761 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

Both of the persons nominated by the Company to serve as directors for a three-year term until the 2029 annual meeting of stockholders were elected with the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
James B. Avery	6,714,605	726,365	4,091,791

Jeffrey Tuder	6,331,622	1,109,348	4,091,791

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026 was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,292,499	168,074	72,188	0

Proposal 3: Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,322,984	1,245,243	872,743	4,091,791

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: June 22, 2026	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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